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                                                                    EXHIBIT 99.2

(Letterhead of Keystone Property Trust)

FOR IMMEDIATE RELEASE
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                  KEYSTONE PROPERTY TRUST ANNOUNCES CLOSING OF
                     $125 MILLION UNSECURED CREDIT FACILITY

      WEST CONSHOHOCKEN, Pa., December 28/PRNewswire/ -- Keystone Property Trust (NYSE: KTR) (the "Company" or "Keystone") today announced that it has completed the refinancing of its line of credit with a new $125 million unsecured revolving credit facility. The facility replaces the Company's existing secured line of credit. The new facility is led by Wells Fargo National Bank as administrative agent and sole arranger with Wachovia Securities as syndication agent, The Bank of New York as documentation agent and Chevy Chase Bank, Key Bank, LaSalle Bank, Mellon Bank and US Bank, also participating in the facility.

      The new facility has a term of three years with a one year extension available at the option of the Company and is priced on a grid based on the Company's leverage ranging from LIBOR + 1.35% to LIBOR + 1.875%. Based on the Company's current leverage, the facility is priced at LIBOR + 1.625%. The Company may also issue letters of credit under the facility for up to 10% of the total facility amount. The facility contains covenants customarily found in unsecured agreements including, among others, a limitation on the Company's total liabilities at 60% of total assets.

      Jeffrey E. Kelter, President and Chief Executive Officer of Keystone, commented, "We began 2001 as a secured borrower with a balance sheet more heavily leveraged than our public REIT peers and virtually all of our assets encumbered. We have accomplished one of our primary objectives for the year which was to reduce overall indebtedness, improve our financial flexibility, restructure our line of credit to an unsecured facility and ultimately reduce our cost of debt capital. In order to accomplish this objective we have reduced debt via asset sales, joint venture activity and common equity issuance. Although this progress has come at a cost of near-term dilution to earnings, we have a more valuable platform today that is significantly better positioned to create value for shareholders going forward."

      Mr. Kelter continued, "We were able to increase the size of the facility from our initial intent and we are extremely pleased with the breadth of high quality lenders involved in the facility, which represents both existing and new relationships for the Company. This group of lenders further demonstrates our ability to attract industry-leading financial and operating partners to execute our business plan. We look forward to a mutually rewarding relationship with the bank group."


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Keystone Property Trust, with headquarters in West Conshohocken, Pennsylvania, is a fully integrated real estate investment trust with a current portfolio of 125 industrial and office properties aggregating 22 million square feet in the Eastern United States. Keystone's industrial portfolio contains 20 million square feet of big box distribution assets, with approximately 14 million square feet located in the core markets of New Jersey, Pennsylvania and Indianapolis. For more information, contact Shannon McGrory at 484.530.1807, send email to info@keystoneproperty.com or visit the Company website at http://www.keystoneproperty.com.

            THIS PRESS RELEASE MAY CONTAIN STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS TRUSTEES, OR ITS OFFICERS WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY AND THE RESULT AND THE EFFECT OF LEGAL PROCEEDINGS. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES ARE DESCRIBED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q.

CONTACT:    SHANNON E. MCGRORY, KEYSTONE PROPERTY TRUST
            TEL. 484.530.1807

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          200 Four Falls Corporate Center o West Conshohocken, PA 19428
                     Phone: 484 530.1800 o Fax: 484 530.0130
                       Internet: www.keystoneproperty.com